Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 (Registration No. 333-128688) of our report dated March 10, 2006, which appears on page F-5 of the registration statement, and to the reference to our Firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus.

PIERCY BOWLER TAYLOR & KERN

Certified Public Accountants & Business Advisors

A Professional Corporation

Las Vegas, Nevada

February 27, 2007